Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Annual revenue of $12.42 billion, up 21.0% year-over-year

TEANECK, N.J., February 8, 2016 - Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting and business process outsourcing services, today announced its fourth quarter and full year 2015 financial results.

Highlights - Fourth Quarter 2015

•	Quarterly revenue rose to $3.23 billion, up 17.9% from the year-ago quarter and 1.4% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.69, compared to $0.59 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.80, compared to $0.67 in the year-ago quarter.

•	Net headcount addition for the quarter was approximately 2,400 and year-end headcount was approximately 221,700.

Revenue for the fourth quarter of 2015 rose to $3.23 billion, up 17.9% from $2.74 billion in the fourth quarter of 2014. GAAP net income was $423.4 million, or $0.69 per diluted share, compared to $362.9 million, or $0.59 per diluted share, in the fourth quarter of 2014. Diluted EPS on a non-GAAP basis was $0.80, compared to $0.67 in the fourth quarter of 2014. GAAP operating margin was 17.1% and non-GAAP operating margin was 19.6% for the fourth quarter of 2015. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased with our strong performance in 2015,” said Francisco D’Souza, CEO. “At a time when major technology shifts are disrupting all industries, clients are looking to a partner like Cognizant to work with them to create the winning business models of tomorrow at the intersection of the physical and digital worlds. Our investments in disruptive technologies, new business models and best-in-class delivery uniquely position us to enable clients to drive digital transformation at enterprise scale.”

“In 2015, we strengthened our position as a leading digital transformation partner for our clients,” said Gordon Coburn, President. “While digital opportunities significantly expand our addressable market, our rapidly growing consulting, infrastructure and business process services and geographic market expansion, continue to be solid drivers of demand for our services. Combined with our strong entrepreneurial culture and our agility, we are confident of winning market share and being the partner of choice for our clients.”

Highlights - Full Year 2015

•	Revenue increased to $12.42 billion, up 21.0% from 2014.

•	Diluted EPS on a GAAP basis was $2.65, compared to $2.35 in 2014.

•	Diluted EPS on a non-GAAP basis was $3.07, compared to $2.60 in 2014.

Revenue for 2015 increased to $12.42 billion, up 21.0% from $10.26 billion for 2014. GAAP net income for 2015 was $1.62 billion, or $2.65 per diluted share, compared to $1.44 billion, or $2.35 per diluted share, for 2014. Diluted EPS on a non-GAAP basis was $3.07 in 2015, compared to $2.60 in 2014. GAAP operating margin was 17.3% and non-GAAP operating margin was 19.7% for 2015. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

“Our cash and investment balances, net of debt, grew by $1.5 billion during 2015 due to our strong business performance and strong cash flows,” said Karen McLoughlin, Chief Financial Officer. “In addition, this strong cash flow allowed us to repurchase during the year over $375 million of our shares under our existing stock repurchase program, reflecting our commitment to drive shareholder value.”

First Quarter & Full Year 2016 Outlook

The Company is providing the following guidance:

▪	First quarter 2016 revenue expected to be in the range of $3.18 billion to $3.24 billion.

▪	First quarter 2016 diluted EPS on a non-GAAP basis expected to be in the range of $0.78 to $0.80.

▪	Full year 2016 revenue expected to be in the range of $13.65 billion to $14.20 billion.

▪	Full year 2016 diluted EPS on a non-GAAP basis expected to be in the range of $3.32 to $3.44.

Conference Call
Cognizant will host a conference call February 8, 2016 at 8:00 a.m. (Eastern) to discuss the Company’s quarterly and full year 2015 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13628752 from two hours after the end of the call until 11:59 p.m. (Eastern) on Monday, February 22, 2016. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 100 development and delivery centers worldwide and approximately 221,700 employees as of December 31, 2015, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace and our anticipated financial performance, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “First Quarter & Full Year 2016 Outlook” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted EPS also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted EPS, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$3,232.5	$2,742.3	$12,416.0	$10,262.7
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,933.6	1,639.4	7,440.2	6,141.1
Selling, general and administrative expenses	658.7	562.7	2,508.6	2,037.0
Depreciation and amortization expense	86.8	60.8	325.2	199.7
Income from operations	553.4	479.4	2,142.0	1,884.9
Other income (expense), net:
Interest income	27.4	17.6	83.7	62.4
Interest expense	(4.3)	(2.2)	(17.7)	(2.5)
Foreign currency exchange gains (losses), net	(14.2)	(7.2)	(42.6)	(20.4)
Other, net	(1.1)	(2.3)	(1.8)	(0.4)
Total other income (expense), net	7.8	5.9	21.6	39.1
Income before provision for income taxes	561.2	485.3	2,163.6	1,924.0
Provision for income taxes	137.8	122.4	540.0	484.7
Net income	$423.4	$362.9	$1,623.6	$1,439.3
Basic earnings per share	$0.70	$0.60	$2.67	$2.37
Diluted earnings per share	$0.69	$0.59	$2.65	$2.35
Weighted average number of common shares outstanding - Basic	608.2	608.8	609.1	608.1
Weighted average number of common shares outstanding - Diluted	612.6	612.8	613.3	612.5

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In millions)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$2,125.2	$2,010.1
Short-term investments	2,824.3	1,764.6
Trade accounts receivable, net of allowances of $39.0 and $36.9, respectively	2,252.6	1,968.7
Unbilled accounts receivable	369.0	324.6
Other current assets	337.5	352.6
Total current assets (1)	7,908.6	6,420.6
Property and equipment, net	1,271.4	1,247.2
Goodwill	2,404.7	2,413.6
Intangible assets, net	864.3	953.7
Deferred income tax assets, net (1)	347.8	234.2
Other noncurrent assets	268.6	209.7
Total assets (1)	$13,065.4	$11,479.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$165.3	$145.7
Deferred revenue	323.7	224.1
Short-term debt	406.3	700.0
Accrued expenses and other current liabilities	1,818.4	1,522.3
Total current liabilities (1)	2,713.7	2,592.1
Deferred revenue, noncurrent	49.3	81.0
Deferred income tax liabilities, net (1)	3.3	11.8
Long-term debt	881.2	937.5
Other noncurrent liabilities	139.8	116.4
Total liabilities (1)	3,787.3	3,738.8
Total stockholders’ equity	9,278.1	7,740.2
Total liabilities and stockholders’ equity (1)	$13,065.4	$11,479.0

Notes:

(1)	Reflects the early adoption of a newly issued accounting standard requiring the reclassification of all deferred income tax balances to noncurrent in the consolidated statement of financial position.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
GAAP income from operations	$553.4	$479.4	$2,142.0	$1,884.9
Add: Stock-based compensation expense (a)	50.4	34.2	192.0	134.8
Add: Acquisition-related charges (b)	28.5	17.9	115.8	48.4
Non-GAAP income from operations	$632.3	$531.5	$2,449.8	$2,068.1

GAAP operating margin	17.1%	17.5%	17.3%	18.4%
Effect of above adjustments to income from operations	2.5%	1.9%	2.4%	1.8%
Non-GAAP operating margin	19.6%	19.4%	19.7%	20.2%

GAAP diluted earnings per share	$0.69	$0.59	$2.65	$2.35
Effect of above operating adjustments, net of tax	0.09	0.07	0.35	0.23
Effect of non-operating foreign currency exchange gains (losses), net of tax (c)	0.02	0.01	0.07	0.02
Non-GAAP diluted earnings per share	$0.80	$0.67	$3.07	$2.60
Notes:

(a)
For the three months ended December 31, 2015, the $50.4 million adjustment to exclude stock-based compensation from income from operations includes $11.2 million, which was reported in cost of revenues and $39.2 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended December 31, 2014, the $34.2 million adjustment to exclude stock-based compensation from income from operations includes $7.1 million, which was reported in cost of revenues and $27.1 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the year ended December 31, 2015, the $192.0 million adjustment to exclude stock-based compensation from income from operations includes $39.5 million, which was reported in cost of revenues and $152.5 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the year ended December 31, 2014, the $134.8 million adjustment to exclude stock-based compensation from income from operations includes $26.8 million, which was reported in cost of revenues and $108.0 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)
Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acquisition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.

(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.
The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(In millions)

	Three Months Ended December 31, 2015
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,307.7	40.5%	1.8%	16.6%
Healthcare	951.9	29.4%	1.4%	23.2%
Manufacturing/Retail/Logistics	610.5	18.9%	0.7%	14.3%
Other	362.4	11.2%	1.3%	15.3%
Total Revenues	$3,232.5		1.4%	17.9%

Revenues by Geography:
North America	$2,532.9	78.4%	0.9%	18.7%
United Kingdom	305.9	9.5%	2.0%	9.8%
Rest of Europe	215.0	6.7%	2.8%	9.5%
Europe - Total	520.9	16.1%	2.3%	9.6%
Rest of World	178.7	5.5%	6.8%	34.0%
Total Revenues	$3,232.5		1.4%	17.9%

	Twelve Months Ended December 31, 2015
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$5,002.9	40.3%	16.7%
Healthcare	3,667.5	29.5%	36.4%
Manufacturing/Retail/Logistics	2,343.9	18.9%	12.0%
Other	1,401.7	11.3%	17.4%
Total Revenues	$12,416.0		21.0%

Revenues by Geography:
North America	$9,759.4	78.6%	23.9%
United Kingdom	1,188.5	9.6%	8.1%
Rest of Europe	819.7	6.6%	4.5%
Europe - Total	2,008.2	16.2%	6.6%
Rest of World	648.4	5.2%	29.9%
Total Revenues	$12,416.0		21.0%